Exhibit 10(d)

REX AMERICAN RESOURCES CORPORATION

2015 INCENTIVE PLAN

1. PURPOSE

The purpose of the REX American Resources Corporation 2015 Incentive Plan (hereinafter referred to as this “Plan”) is to (i) assist REX American Resources Corporation (the “Company”) in attracting and retaining qualified officers, key employees, directors and consultants for the successful conduct of its business, (ii) provide incentives and rewards for persons eligible for Awards which are directly linked to the financial performance of the Company in order to motivate such persons to achieve long-range performance goals, and (iii) allow persons receiving Awards to participate in the growth of the Company.

2. DEFINITIONS

2.1. “Agreement” has the meaning set forth in Section 11.6 of this Plan.

2.2. “Award” has the meaning set forth in Section 5.1 of this Plan.

2.3. “Award Agreement” has the meaning set forth in Section 5.1 of this Plan.

2.4. “Board” means the Board of Directors of the Company.

2.5. “Cause” as a basis for termination of employment, means “cause” (or any similar term) as defined in an applicable employment agreement with the Company, or any Subsidiary, with respect to any Employee that is a party to an employment agreement and, with respect to other Employees, means termination based on an act or omission of an Employee determined by a supervisor of the Employee or other management personnel of the Company or the Subsidiary in question to be an appropriate basis for termination.

2.6. “Change in Control” means a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, provided that, without limitation, such a change in control shall include and be deemed to occur upon any of the following events:

(i) Any “person” (as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, but excluding any person described in and satisfying the conditions of Rule 13d-l(b)(1) thereunder), other than the Company, its Subsidiaries or any employee benefit plan of the Company or any of its Subsidiaries, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding securities;

(ii) The “Incumbent Directors” cease to constitute at least a majority of the Board. For purposes hereof, “Incumbent Directors” means the members of the Board at the effective date of this Plan and the persons elected or nominated for election as their successors or pursuant to increases in the size of the Board by a vote of at least two-thirds of the Board members then still in office (or successors or additional members so elected or nominated);

(iii) The shareholders of the Company approve a merger, combination, consolidation, recapitalization or other reorganization of the Company with one or more other entities that are not Subsidiaries and, as a result of the transaction, less than 50% of the outstanding voting securities of the surviving or resulting corporation shall immediately after the event be owned in the aggregate by the stockholders of the Company (directly or indirectly), determined on the basis of record ownership as of the date of determination of holders entitled to vote on the action (or in the absence of a vote, the day immediately prior to the event); or

(iv) The shareholders of the Company approve a plan of liquidation and dissolution or the sale or transfer of substantially all of the Company’s business and/or assets as an entirety to an entity that is not a Subsidiary.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred if, prior to such time as a Change in Control would otherwise be deemed to have occurred, the Board determines otherwise.

2.7. “Code” means the Internal Revenue Code of 1986, as currently in effect or hereafter amended.

2.8. “Covered Employee” means a “covered employee” as defined in Section 162(m) of the Code.

2.9. “Committee” means the committee appointed to administer this Plan in accordance with Section 4 of this Plan.

2.10. “Effective Date” has the meaning set forth in Section 13 of this Plan.

2.11. “Employee” means any employee of the Company or any Subsidiary (as defined in Section 424 of the Code), including officers of the Company and any Subsidiary who are employed by the Company or any Subsidiary.

2.12. “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.13. “Fair Market Value” unless otherwise required by any applicable provision of the Code or any regulations issued thereunder, means, as of any date, the closing price of the Stock on the applicable date as reported on the New York Stock Exchange (“NYSE”), or if not traded on the NYSE, as reported by any principal national securities exchange in the United States on which it is then traded (or if the Stock has not been reported on such date, on the first day prior thereto on which the Stock was reported). In the event the Stock is not traded on an established exchange, fair market value shall be determined in accordance with the safe harbor provisions of Code Regulation 1.409A-1, as amended.

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2.14. “Fiscal Year” means the fiscal year then being utilized by the Company for accounting purposes.

2.15. “Incentive Stock Option” or “ISO” means any Stock Option granted to an Employee pursuant to this Plan which is designated as such by the Committee and which complies with Section 422 of the Code or any successor provision.

2.16. “NYSE” has the meaning set forth in Section 2.14 of this Plan.

2.17. “Net Settlement” has the meaning set forth in Section 14 of this Plan.

2.18. “Non-Employee Director” has the meaning referenced in Section 4 of this Plan.

2.19. “Non-Qualified Stock Option” means any Stock Option granted to a Participant pursuant to this Plan, which is not an ISO.

2.20. “Option Price” means the purchase price of one share of Stock upon exercise of a Stock Option.

2.21. “Participant” has the meaning specified in Section 3 of this Plan.

2.22. “Performance Award” means an Award described in Section 9 of this Plan.

2.23. “Performance Goals” means the performance goals that a Participant must satisfy to receive payment as determined in accordance with Section 10 of this Plan.

2.24. “Restricted Stock” means any Stock issued pursuant to Section 8 of this Plan with the restriction that the holder may not sell, transfer, pledge or assign the Stock, and/or with such other restrictions as the Committee may impose (including, without limitation, any restriction on the right to vote the Stock, and the right to receive any cash dividends), which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.25. “Restricted Stock Unit” or “RSU” means a right, granted under this Plan, to receive Stock or cash or a combination thereof at the end of a specified period.

2.26. “Stock” means the shares of Common Stock of the Company, par value $.01 per share.

2.27. “Stock Appreciation Right” or “SAR” means the right of a Participant to receive cash and/or Stock with a Fair Market Value equal to the appreciation of the Fair Market Value of a share of Stock during a specified period of time.

2.28. “Stock Option” or “Option” means an Award that entitles a Participant to purchase one share of Stock for each Option granted.

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2.29. “Subsidiary” means any direct or indirect subsidiary of the Company the financial statements of which are consolidated with the financial statements of the Company in accordance with generally accepted accounting principles.

2.30. “Total Disability” shall mean such medically determinable physical or mental impairment or disability which shall render such individual incapable of performing substantially all of his/her duties for the Company as determined by a qualified physician chosen by the Company.

3. PARTICIPATION

The participants in this Plan shall be those persons who are selected to participate by the Committee and who are (i) Employees serving in managerial, administrative or professional positions, (ii) directors or officers of the Company, or (iii) consultants to the Company or any Subsidiary (including, as may be provided in an applicable Award Agreement, the estate, devisee, heir at law or other permitted transferee of a participant in this Plan, collectively “Participants”).

4. ADMINISTRATION

This Plan shall be administered and interpreted by the Compensation Committee of the Board or such other committee of two or more members of the Board appointed by the Board. Members of the Committee shall be “Non-Employee Directors” as that term is defined for purposes of Rule 16b-3(b)(3)(i) under the Exchange Act, and “outside directors” for purposes of Code Section 162(m). All decisions and acts of the Committee shall be final and binding upon all Participants. The Committee (i) shall determine the number and types of Awards to be made under this Plan, (ii) shall set the Option Price, the grant price or the purchase price for each Award, (iii) may establish any applicable administrative regulations to further the purpose of this Plan, (iv) shall approve forms of Award Agreements between a Participant and the Company and (v) may take any other action necessary or desirable to interpret, construe or implement the provisions of this Plan.

5. AWARDS

5.1. Form of Awards. Awards under this Plan may be in any of the following forms (or a combination thereof): (i) Stock Options, (ii) Stock Appreciation Rights, (iii) grants of Stock, including Restricted Stock and RSUs, or (iv) Performance Awards, provided, however, that ISOs may be granted only to Employees (collectively, “Awards”). The Committee may require that any or all Awards under this Plan be made pursuant to an agreement between the Participant and the Company (an “Award Agreement”).

5.2. Maximum Amount of Stock Available. The total number of shares of Stock granted, or covered by Options granted, under this Plan during the term of this Plan shall not exceed 550,000. All of such shares may be subject to grants of ISOs. The maximum number of shares of Stock that may be subject to an Award granted to a Covered Employee during any Fiscal Year is 50,000. Solely for the purpose of computing the total number of shares of Stock granted or

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covered by options granted under this Plan, there shall not be counted any shares of Stock which have been forfeited and any shares of Stock covered by Options which, prior to such computation, have terminated in accordance with their terms or have been cancelled by the Participant or the Company. Notwithstanding the above, in the event a Stock Option or Stock Appreciation Right held by a Covered Employee is cancelled, the cancelled Award shall be counted against the maximum number of shares of Stock that may be subject to an Award granted to a Covered Employee during any Fiscal Year.

Awards settled in cash under this Plan shall not be counted against the maximum number of shares that may be granted under this Plan. Stock awarded under this Plan which is surrendered to pay the exercise price of Options or SARs or to meet income tax obligations in connection with the vesting of Awards shall be counted against the maximum shares of Stock that may be granted under this Plan.

5.3. No Repricing. Unless such action is approved by the Company’s shareholders in accordance with applicable law, and other than adjustments to the Option Price or SAR grant price pursuant to Section 5.4 below, (i) no outstanding Options or SARs granted under this Plan may be amended to provide an Option Price or grant price that is lower than the then-current Option Price or grant price of such outstanding Options or SARs, (ii) the Committee may not cancel any outstanding Options or SARs and grant in substitution therefor new Awards under this Plan covering the same or a different number of shares of Stock having an Option Price or grant price lower than the then-current Option Price or grant price of the cancelled Options or SARs, and (iii) the Committee may not authorize the repurchase of outstanding Options or SARs which have an Option Price or grant price that is higher than the then-current Fair Market Value of a share of Stock.

5.4. Adjustment in the Event of Recapitalization, etc. In the event of any change in the outstanding Stock by reason of any stock split, stock dividend, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares or other similar corporate change, special distribution to the shareholders or any other event which, in the judgment of the Committee, necessitates an adjustment to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Plan, the Committee shall make such equitable adjustments as it deems appropriate in (i) the number of shares of Stock available, both under this Plan as a whole and with respect to individuals, (ii) the number and type of shares of Stock subject to or underlying outstanding Awards, (iii) the grant price, purchase price or Option Price with respect to any Award, and (iv) to the extent that such discretion will not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such, the Performance Goals with respect to an Award. Any such adjustment shall be conclusive and binding for all purposes of this Plan.

5.5. Change in Control. Subject to Code Section 409A and Section 15 of this Plan, unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company, the Committee may, in its sole and absolute discretion, provide that (i) some or all outstanding Awards become immediately exercisable or vested, without regard to any limitation

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imposed pursuant to this Plan or the applicable Award Agreement, (ii) Awards shall terminate, provided that the Participant shall have the right, immediately prior to the occurrence of such Change in Control and during such reasonable period as the Committee shall determine and designate, to exercise any vested Award in whole or in part, and/or (iii) Awards shall terminate, provided that Participants shall be entitled to a cash payment equal to the excess of the aggregate fair market value (as determined in good faith by the Committee) of the Stock subject to the Awards (to the extent then exercisable) over the aggregate Option Price, grant price or purchase price. Notwithstanding anything to the contrary herein contained, in a year when a Change in Control takes place, no Awards other than a cash Performance Award shall be granted after such Change in Control to otherwise eligible Participants.

5.6. Change in Status of Subsidiary. Unless otherwise provided in an Award Agreement, in the event of a Change in Control of a Subsidiary, or in the event that a Subsidiary ceases to be a Subsidiary, the Committee may, in its sole and absolute discretion, (i) provide that some or all outstanding Awards held by a Participant employed by or performing services for such Subsidiary may become immediately exercisable or vested, without regard to any limitation imposed pursuant to this Plan or the applicable Award Agreement and/or (ii) treat the employment or other services of a Participant employed by such Subsidiary as terminated if such Participant is not employed by the Company or Subsidiary immediately after such event.

5.7. Dissolution or Liquidation. Upon the dissolution or liquidation of the Company, this Plan shall terminate, and all Awards outstanding hereunder shall terminate. In the event of any termination of this Plan under this Section 5.7, each individual holding an Award shall have the right, immediately prior to the occurrence of such termination and during such reasonable period as the Committee shall determine and designate, to exercise such Award in whole or in part, whether or not such Award was otherwise exercisable at the time such termination occurs and without regard to any vesting or other limitation on exercise imposed pursuant to this Plan.

6. STOCK OPTIONS

6.1. Grant of Award. The Company may award Options to purchase Stock, including Restricted Stock (hereinafter referred to as “Stock Option Awards”) to such Participants as the Committee authorizes and under such terms as the Committee establishes. The Committee shall determine with respect to each Stock Option Award, and designate in the grant, whether a Participant is to receive an ISO or a Non-Qualified Stock Option.

6.2. Option Price. The Option Price per share subject to a Stock Option Award shall be specified in the grant, but in no event shall be less than the Fair Market Value per share on the date of grant. Notwithstanding the foregoing, if the Participant to whom an ISO is granted owns, at the time of the grant, more than ten percent (10%) of the combined voting power of the Company, the Option Price per share subject to such grant shall not be less than one hundred ten percent (110%) of the Fair Market Value.

6.3. Terms of Option. A Stock Option that is an ISO shall not be transferable by the Participant other than as permitted under Section 422 of the Code or any successor provision and this Plan,

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and, during the Participant’s lifetime, shall be exercisable only by the Participant. Non-Qualified Stock Options are subject to such restrictions on transferability and exercise as set forth in this Plan and as may be provided for by the Committee in the terms of the grant. A Stock Option shall be of no more than ten (10) years’ duration, except that an ISO granted to a Participant who, at the time of the grant, owns Stock representing more than ten percent (10%) of the combined voting power of the Company shall by its terms be of no more than five (5) years’ duration. A Stock Option shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Committee shall determine and specify in the grant, but with respect to Employees, in no event less than one (1) year following the date of grant of such Award, (ii) the Participant’s death, or (iii) a Change in Control.

6.4. Exercise of Option. Subject to the following exceptions, and except as provided in an applicable Award Agreement, a Stock Option awarded to a Participant who is an employee is only exercisable by that Participant while the Participant is in active employment with the Company or a Subsidiary or within (i) 90 days after termination of such employment for Cause, (ii) a one-year period after a Participant’s death, provided the Option is exercised by the estate of the Participant or by any person who acquired such Option by bequest or inheritance, (iii) a one-year period commencing on the date of the Participant’s termination of employment other than due to death, Total Disability, or by the Company or a Subsidiary for Cause, or (iv) a one-year period commencing on the Participant’s termination of employment on account of Total Disability. A Stock Option may not be exercised pursuant to this paragraph after the expiration date of the Stock Option. Notwithstanding the foregoing, any ISO is only exercisable by the Participant (i) while the Participant is in active employment with the Company or a Subsidiary or within three months after termination of such employment, (ii) within a one-year period after a Participant’s death, provided the ISO is exercised by the estate of the Participant or by any person who acquired such ISO by bequest or inheritance, or (iii) within a one-year period commencing on the Participant’s termination of employment on account of Total Disability. The foregoing sentence is intended to comply with Section 422 under the Code. To the extent those requirements change, this Section 6.4 shall be deemed to be amended to reflect such change.

An Option may be exercised with respect to part or all of the Stock subject to the Option by giving written notice to the Company of the exercise of the Option. The Option Price for the Stock for which an Option is exercised shall be paid on the date of exercise in cash (by certified, bank cashier’s or personal check), in whole shares of Stock owned by the Participant prior to exercising the Option, in a combination of cash and such shares or on such other terms and conditions as the Committee may approve.

6.5. Limitation Applicable to Incentive Stock Options. The aggregate Fair Market Value (determined at the time such ISO is granted) of the Stock for which any individual may have an ISO which first became vested and exercisable in any calendar year (under all plans of the Company under which Stock Options are available for grant) shall not exceed $100,000. Options granted to such individual in excess of the $100,000 limitation, and any Options issued subsequently which first become vested and exercisable in the same calendar year, shall be treated as Non-Qualified Stock Options. In the event the individual holds two or more Option

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Awards that become exercisable for the first time in the same calendar year, such limitation shall be applied on the basis of the order in which such Option Awards were granted.

6.6. Notification of Company Upon Disqualifying Disposition of Incentive Stock Options. In the event a Participant sells or otherwise transfers Stock acquired through the exercise of an Incentive Stock Option prior to the expiration of the required holding period under Code Section 422, the Participant shall provide prompt notice of such sale or transfer to the Company.

7. STOCK APPRECIATION RIGHTS

Subject to the terms and conditions of this Plan, the Committee may grant Stock Appreciation Rights (SARs), in such amounts and on such terms and conditions as the Committee shall determine, including, but not limited to, those listed below, except that a SAR shall vest in a Participant to whom it is granted and be exercisable only after the earliest of (i) such period of time as the Committee shall determine and specify in the grant, but with respect to Employees, in no event less than one (1) year following the date of grant of such SAR, (ii) the Participant’s death, or (iii) a Change in Control:

(i) whether the SAR is granted independently of an Option or relates to an Option or other Award, provided that if a SAR is granted in relation to an Option, then, unless otherwise determined by the Committee, the SAR shall be exercisable or shall mature at the same time or times, on the same conditions and to the extent and in the proportion that the related Option is exercisable and may be exercised or mature for all or part of the shares subject to the related Option. In such case, upon exercise of any number of SARs, the number of shares subject to the related Option shall be reduced accordingly and the Option may not be exercised with respect to that number of shares. The exercise of any number of Options that relate to a SAR shall likewise result in an equivalent reduction in the number of shares covered by the related SAR;

(ii) the grant date, which may not be any day prior to the date that the Committee approves the grant;

(iii) the number of shares to which the SAR relates;

(iv) the grant price, provided that the grant price shall not be less than the Fair Market Value of the Stock subject to the SAR on the date of grant;

(v) the terms and conditions of exercise or maturity;

(vi) the term, provided that a SAR must terminate no later than ten years after the date of grant;

(vii) the exercise period following a Participant’s termination of employment; and

(viii) whether the SAR will be settled in cash, Stock or a combination thereof.

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8. GRANTS OF STOCK AND RESTRICTED STOCK UNITS

8.1. General. The Committee may grant, either alone or in addition to other Awards granted under this Plan, Stock (including Restricted Stock) and Restricted Stock Units to such Participants as the Committee authorizes and under such terms (including the payment of a purchase price) as the Committee establishes. Any Participant who receives Stock under this Plan who determines to make an election under Section 83(b) of the Code must notify the Company in writing promptly after such election is made.

8.2. Restricted Stock Terms. Awards of Restricted Stock shall be subject to such terms and conditions as are established by the Committee. Such terms and conditions may include, but are not limited to, the requirement of continued service with the Company or a Subsidiary, the manner in which the Restricted Stock is held, the extent to which the holder of the Restricted Stock has rights of a shareholder and the circumstances under which the Restricted Stock shall be forfeited. A Participant shall have, with respect to Restricted Stock, only the rights of a shareholder of the Company as provided in the applicable Award Agreement. Upon the termination of employment of a Participant who is an Employee during the period any restrictions are in effect, all Restricted Stock shall be forfeited without compensation to the Participant unless otherwise provided in the Award of the Restricted Stock or pursuant to the terms of such Employee’s employment agreement, if any.

The period over which an Award of Restricted Stock shall vest shall not be less than three years from the date of grant of the Award, except for Awards made to non-employee directors or non-employee officers of the Company, which may have a vesting period of less than three years.

8.3. Restricted Stock Units. RSUs shall be subject to such restrictions on transferability, risk of forfeiture and other rights and restrictions, if any, as the Committee may impose as reflected in the applicable Award Agreement, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance conditions and/or future service requirements), in such installments or otherwise and under such other circumstances as the Committee may determine.

The period over which an Award of RSUs shall vest shall not be less than three years from the date of grant of the Award, except for Awards made to non-employee directors or non-employee officers of the Company which may have a vesting period of less than three years. Any cash or Stock paid or delivered to a Participant upon the vesting of a RSU shall be paid or delivered no later than two and one-half months following the fiscal year in which any substantial risk of forfeiture (as defined in Code Section 409A) associated with such RSU lapses.

9. PERFORMANCE AWARDS

The Committee may grant, either alone or in addition to other Awards granted under this Plan, Awards based on the attainment, over a specified period, of individual Performance Goals as the Committee authorizes and under such terms as the Committee establishes. Performance Awards

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shall entitle the Participant to receive an Award if the measures of performance established by the Committee are met. The Committee shall determine the times at which Performance Awards are to be made and all conditions of such Awards. Performance Awards may be paid in cash or Stock. Unless otherwise provided in the Award, a Participant who is an Employee must be an Employee at the end of the performance period in order to receive the Performance Award.

Payments of Performance Awards under this Section 9 shall be made within two and one-half months of the fiscal year following that in which such payment first ceases to be subject to a substantial risk of forfeiture.

Other than as specifically provided in a Participant’s employment agreement, with respect to any Fiscal Year of the Company, an Award to any Participant under this Section 9 in the form of cash or other form of property (other than Stock) shall have a value not in excess of $4,000,000.

A Participant shall have, with respect to the Stock awarded under this Section 9, only the rights of a shareholder of the Company as provided in the terms of the applicable Award Agreement.

The period over which an Award of Stock under this Section 9 shall vest shall be not less than one year from the date of grant of the Award. Any cash or Stock delivered to a Participant upon the vesting of the Performance Award shall be delivered or paid to the Participant no later than two and one-half months following the fiscal year in which any substantial risk of forfeiture (as defined in Code Section 409A) associated with such Performance Award lapses.

10. PERFORMANCE GOALS

“Performance Goals” means the specified performance goals which have been established by the Committee in connection with an Award. Performance Goals will be based on one or more of the following criteria, as determined by the Committee:

(i) the attainment of certain target levels of, or a specified increase in, the Company’s and/or a Subsidiary’s or other operational unit’s enterprise value or value creation targets;

(ii) the attainment of certain target levels of, or a percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s after-tax or pre-tax profits, including, without limitation, that attributable to the Company’s and/or a Subsidiary’s or other operational unit’s continuing and/or other operations;

(iii) the attainment of certain target levels of, or a specified increase relating to, the Company’s and/or a Subsidiary’s or other operational unit’s operational cash flow or working capital, or a component thereof;

(iv) the attainment of certain target levels of, or a specified decrease relating to, the Company’s and/or a Subsidiary’s or other operational unit’s operational costs, or a component thereof;

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(v) the attainment of a certain level of reduction of, or other specified objectives with regard to limiting the level of increase in all or a portion of bank debt or other of the Company’s and/or a Subsidiary’s or other operational unit’s long-term or short-term public or private debt or other similar financial obligations of the Company and/or Subsidiary or other operational unit, which may be calculated net of cash balances and/or other offsets and adjustments as may be established by the Committee;

(vi) the attainment of a specified percentage increase in earnings per share or earnings per share from the Company’s and/or a Subsidiary’s or other operational unit’s continuing operations;

(vii) the attainment of certain target levels of, or a specified percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s sales, net sales, operating income, revenues, net revenues, net income or net earnings or earnings before income tax or other exclusions;

(viii) the attainment of certain target levels of, or a specified increase in, the Company’s and/or a Subsidiary’s or other operational unit’s return on capital employed or return on invested capital;

(ix) the attainment of certain target levels of, or a percentage increase in, the Company’s and/or a Subsidiary’s or other operational unit’s after-tax or pre-tax return on shareholder equity;

(x) the attainment of certain target levels in the Fair Market Value of the Stock;

(xi) the growth in the value of an investment in the Stock assuming the reinvestment of dividends;

(xii) the attainment of certain target levels of, or a specified increase in, EBITDA (earnings before interest, taxes, depreciation and amortization); and

(xiii) successful mergers, acquisitions of other companies or assets and any cost savings or synergies associated therewith; successful dispositions of Subsidiaries or operational units of the Company or any of its Subsidiaries.

In addition to the above criteria, the Performance Goals may be based upon the attainment by the Company and/or a Subsidiary or other operational unit thereof of specified levels of performance under one or more of the foregoing measures relative to the performance of other business entities. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder approval), the Committee may, in connection with the grant of the Award (i) designate additional business criteria upon which the Performance Goals may be based, (ii) modify, amend or adjust the business criteria described above, or (iii) incorporate in the Performance Goals provisions regarding changes in accounting methods, corporate transactions (including, without limitation, dispositions or acquisitions) and

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similar events or circumstances. Performance Goals may include, as determined by the Committee, a threshold level of performance below which no Award will be earned, levels of performance at which an Award will become partially earned and a level at which an Award will be fully earned.

The Performance Goals applicable to an Award shall be established in writing by the Committee no later than the earlier of the date (i) the Performance Goal outcome becomes substantially certain, (ii) if the period over which the Performance Goals are measured is at least one year, 90 days after the commencement of such period or (iii) if the period over which the Performance Goals are measured is less than one (1) year, the date representing twenty-five percent (25%) of such period. Prior to any payment of an Award subject to Performance Goals, the Committee shall certify in writing that the Performance Goals have been met. Notwithstanding any other provision of this Plan, neither the Committee nor the Board shall have the power or the authority to increase the amount of compensation that would otherwise be payable upon the attainment (or nonattainment) of a Performance Goal.

11. GENERAL PROVISIONS

11.1. Assignment. A Participant may not sell, assign, transfer (otherwise than without value or consideration or by bequest, devise or otherwise through operation of law) or pledge, or otherwise encumber any Award, prior to the date upon which any restrictions applicable to the Award have lapsed.

11.2. No Separate Monies. Nothing contained herein shall require the Company to segregate any monies from its general funds, or to create any trusts, or to make any special deposits for any amounts payable to any Participant under this Plan for any year.

11.3. No Employment Rights. Participation in this Plan shall not affect the right of the Company or any Subsidiary to discharge a Participant, nor constitute an agreement of employment between a Participant and the Company or any Subsidiary.

11.4. Governing Law. This Plan shall be interpreted in accordance with, and the enforcement of this Plan shall be governed by, the laws of the State of Ohio, subject to any applicable federal or state securities laws and federal income tax laws (as specified herein).

11.5. Headings. The headings preceding the text of the sections of this Plan have been inserted solely for convenience of reference and do not affect the meaning or interpretation of this Plan.

11.6 Employment Agreement. In the event a Participant is covered by an employment, change in control or other similar agreement (each, an “Agreement”) and there is a conflict between the terms of the Agreement and the terms of this Plan, then the terms of the Agreement shall control.

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12. AMENDMENT, SUSPENSION OR TERMINATION

12.1. General Rule. Except as otherwise required under applicable rules of the NYSE or a securities exchange or other market where the securities of the Company are traded or applicable law, the Board may suspend, terminate or amend this Plan, including, but not limited to, such amendments as may be necessary or desirable resulting from changes in the federal income tax laws and other applicable laws, without the approval of the Company’s shareholders or Participants, so long as such actions by the Board do not (i) materially increase the benefits accruing to Participants, (ii) materially increase the number of shares which may be issued under this Plan, (iii) materially modify the requirements for participation in this Plan or (iv) adversely affect any Awards previously granted to a Participant without the Participant’s consent.

12.2. Compliance With Rule 16b-3. With respect to any person subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with the requirements of Rule 16b-3 under the Exchange Act, as applicable during the term of this Plan. To the extent that any provision of this Plan or action of the Committee or its delegates fails to so comply, it shall be deemed null and void.

13. EFFECTIVE DATE AND DURATION OF PLAN

This Plan shall be effective on the date this Plan is approved by the Company’s shareholders (the “Effective Date”) in accordance with applicable law. No Award shall be granted under this Plan after the day prior to the tenth anniversary of the Effective Date.

14. TAX WITHHOLDING

The Company shall have the right to (i) make deductions from any settlement of an Award, including delivery or vesting of Stock, or require that Stock or cash, or both, be withheld from any Award, in each case in an amount sufficient to satisfy withholding of any federal, state or local taxes required by law (“Net Settlement”) or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding shall be satisfied and may permit Stock (rounded up to the next whole number of shares) to be used to satisfy required tax withholding based on the Fair Market Value of such Stock.

15. SECTION 409A OF THE CODE

In the event any Award under this Plan is subject to the provisions of Code Section 409A, this Plan and any such Award shall be administered and interpreted in a manner consistent with provisions of Section 409A of the Code and any rules or regulations issued pursuant thereto.

This Plan is intended not to provide for deferral of compensation for purposes of Section 409A, by means of complying with Section 1.409A-1(b)(4) and/or Section 1.409A-1(b)(5) of the final Treasury regulations issued under Section 409A. The provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 1.409A-1(b)(4) and/or Section 1.409A-

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1(b)(5) of the final Treasury regulations issued under Section 409A and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict.

In the event that following the application of the immediately preceding paragraph, any Award is subject to Section 409A, the provisions of Section 409A of the Code and the regulations issued thereunder are incorporated herein by reference to the extent necessary for any Award that is subject to Section 409A to not incur tax due to noncompliance with Section 409A. In such event, the provisions of this Plan shall be interpreted in a manner that satisfies the requirements of Section 409A and the related regulations, and this Plan shall be operated accordingly. If any provision of this Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition will be interpreted and deemed amended so as to avoid this conflict. Furthermore, with respect to RSUs and Performance Awards, to the extent necessary not to incur tax due to non-compliance with Section 409A, Change in Control will not be deemed to occur unless such Change in Control constitutes a “change in control event” (as such term is defined in Code Section 409A and the regulations issued thereunder).

Notwithstanding any other provision of this Plan, in the event a Participant is treated as a “specified employee” under Section 409A and any payment under this Plan is treated as a nonqualified deferred compensation payment under Section 409A, then payment of such amounts shall be delayed for six months and a day following the effective date of the Participant’s termination of employment, at which time a lump sum payment shall be made to the Participant consisting of the sum of the delayed payments. This provision shall not apply in the event of a specified employee’s termination of employment on account of death and, in the event of a specified employee’s death during the aforementioned six-month and a day period, any such delayed nonqualified deferred compensation shall be paid within 30 days after such specified employee’s death.

Notwithstanding any other provisions of this Plan, the Company does not guarantee to any Participant or any other person that any Award intended to be exempt from Section 409A shall be so exempt, nor that any Award intended to comply with Section 409A shall so comply, nor will the Company indemnify, defend or hold harmless any individual with respect to the tax consequences of any such failure.

Approved by Shareholders: June 2, 2015

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